As filed with the Securities and Exchange Commission on May 12, 2008

No. 333-146536

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
UNDER
THE SECURITIES ACT OF 1933

SIRVA, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-2070058
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Oakmont Lane

Westmont, Illinois 60559

(630) 570-3000
(Address of Principal Executive Offices) (Zip Code)

SIRVA, Inc. Amended and Restated Omnibus Stock Incentive Plan

(Full title of the Plan)

Eryk J. Spytek

SIRVA, Inc.

Senior Vice President, General Counsel and Secretary

700 Oakmont Lane

Westmont, Illinois 60559

(Name and address of agent for service)

(630) 570-3000

(Telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Dennis M. Myers, P.C.
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois  60601

Explanatory Note

                                                             This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-146536) (the “Registration Statement”) filed by SIRVA, Inc. (“SIRVA”) with the Securities and Exchange Commission on October 5, 2007, in order to effect the registration of 7,400,000 shares of SIRVA’s common stock, par value $0.01 per share (the “Common Stock”), which were to be issued under the SIRVA, Inc. Amended and Restated Omnibus Stock Incentive Plan (the “Plan”).

                                                             None of the 7,400,000 shares of Common Stock registered in the Registration Statement were issued.  SIRVA hereby removes from registration all of its shares of Common Stock registered pursuant to the Registration Statement that remain unissued as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement  to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Westmont, State of Illinois on May 12, 2008.

SIRVA, Inc.

By:	/s/ Eryk J. Spytek
Name: Eryk J. Spytek
Title: Senior Vice President, General Counsel & Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2008.

Signature	Title

/s/ Robert W. Tieken	Director, President and Chief Executive Officer
Robert W. Tieken	(principal executive officer)

/s/* James J. Bresingham	Senior Vice President and Chief Financial Officer
James J. Bresingham	(principal financial officer)

/s/* Daniel P. Mullin	Chief Accounting Officer
Daniel P. Mullin	(principal accounting officer)

/s/* John R. Miller	Director
John R. Miller

/s/* Frederic F. Brace	Director
Frederic F. Brace

/s/* Robert J. Dellinger	Director
Robert J. Dellinger

/s/* Thomas E. Ireland	Director
Thomas E. Ireland

/s/* General Sir Jeremy Mackenzie	Director
General Sir Jeremy Mackenzie

/s/* Jospeh A. Smialowski	Director
Jospeh A. Smialowski

* By:
/s/ Eryk J. Spytek
Eryk J. Spytek
Attorney-in-fact

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